Exhibit 99.1

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
        The following unaudited condensed consolidated pro forma balance sheet is intended to provide you with information about how the acquisition of Western World Insurance Group, Inc. ("Western World") might have affected the historical financial statements of Validus Holdings, Ltd. ("Validus") if it had been consummated on September 30, 2014. The unaudited condensed consolidated pro forma balance sheet is for illustrative purposes only and has been prepared by Validus' management, after discussion with Western World's management, and is based on Validus' historical consolidated financial statements and Western World's historical consolidated financial statements. Certain amounts from Western World's historical consolidated financial statements have been reclassified to conform to the Validus presentation. The following unaudited condensed consolidated pro forma balance sheet does not necessarily reflect the financial position that would have actually resulted had the acquisition occurred as of the dates indicated, nor should they be taken as necessarily indicative of the future financial position of Validus or a combined company.
        The unaudited condensed consolidated pro forma balance sheet should be read in conjunction with Validus' Form 10-Q for the quarter ended September 30, 2014 (the "Validus 10-Q") and Validus' Form 10-K for the year ended December 31, 2013 (the "Validus 10-K"), each as filed with the United States Securities and Exchange Commission. The unaudited condensed consolidated pro forma balance sheet gives effect to the proposed acquisition as if it had occurred at September 30, 2014.
This pro forma information is subject to risks and uncertainties, including those discussed in the Validus 10-Q and the Validus 10-K under the captions "Risk Factors" and "Cautionary Note Regarding Forward Looking Statements."

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The following table presents unaudited condensed consolidated pro forma balance sheet data at September 30, 2014 (expressed in thousands of U.S. dollars, except share and per share data) giving effect to the acquisition of Western World as if it had occurred at September 30, 2014:

	Historical Validus Holdings, Ltd.	Historical Western World Insurance Group	Pro Forma Purchase adjustments and reclassifications	Notes	Pro Forma Consolidated
Assets
Fixed maturities	$4,670,173	$965,421	$(664,042)	2(c), 2(g)	$4,971,552
Short-term investments	1,684,982	96,441	—		1,781,423
Other investments	718,633	36,060	(8,127)	2(j)	746,566
Cash and cash equivalents	843,747	48,760	—		892,507
Total investments and cash	7,917,535	1,146,682	(672,169)		8,392,048
Investments in affiliates	217,612	—	8,127	2(j)	225,739
Premiums receivable	936,306	37,848	—		974,154
Deferred acquisition costs	186,277	34,736	(34,736)	2(f)	186,277
Prepaid reinsurance premiums	129,809	13,102	—		142,911
Securities lending collateral	9,056	—	—		9,056
Loss reserves recoverable	298,502	109,051	(17,245)	2(e)	390,308
Paid losses recoverable	62,991	1,774	—		64,765
Deferred tax asset	—	36,384	(36,384)	2(i)	—
Intangible assets	103,287	—	25,055	2(b)	128,342
Goodwill	20,393	—	175,504	2(b)	195,897
Accrued investment income	15,415	8,517	—		23,932
Other assets	155,867	10,901	—		166,768
Total assets	$10,053,050	$1,398,995	$(551,848)		$10,900,197

Liabilities
Reserve for losses and loss expenses	$2,752,168	$751,448	$(134,552)	2(e)	$3,369,064
Unearned premiums	1,158,429	148,787	—		1,307,216
Reinsurance balances payable	141,482	4,666	—		146,148
Securities lending payable	9,522	—	—		9,522
Deferred income taxes	11,687	—	7,646	2(i)	19,333
Net payable for investments purchased	54,735	902	—		55,637
Accounts payable and accrued expenses	186,649	57,705	15,163	2(c), 2(e), 2(h)	259,517
Notes payable to operating affiliates	655,976	—	—		655,976
Senior notes payable	247,279	—	—		247,279
Debentures payable	539,953	—	—		539,953
Total liabilities	5,757,880	963,508	(111,743)		6,609,645

Commitments and contingent liabilities
Redeemable noncontrolling interest	70,473	—	—		70,473

Shareholders' equity
Common shares	27,169	907	(907)	2(d)	27,169
Treasury shares	(11,575)	(14,539)	14,539	2(d)	(11,575)
Additional paid-in-capital	1,413,145	13,658	(13,658)	2(d), 2(h)	1,413,145
Accumulated other comprehensive (loss)	(2,738)	(2,640)	2,640	2(d)	(2,738)
Retained earnings	2,276,409	438,101	(442,719)	2(c), 2(d)	2,271,791
Total shareholders' equity available to Validus	3,702,410	435,487	(440,105)		3,697,792
Noncontrolling interest	522,287	—	—		522,287
Total shareholders' equity	4,224,697	435,487	(440,105)		4,220,079
Total liabilities and shareholders' equity	$10,053,050	$1,398,995	$(551,848)		$10,900,197

Common shares outstanding	89,112,271				89,112,271
Common shares and common share equivalents outstanding	98,706,046				98,706,046
Book value per share	$41.55			3	$41.50
Book value per diluted share	$38.70			3	$38.65
Tangible book value per diluted share	$37.44			3	$35.37

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Notes to Unaudited Condensed Consolidated Pro Forma Balance Sheet
(Expressed in thousands of U.S. dollars, except share and per share data)
1.     Basis of Presentation
        The unaudited condensed consolidated pro forma balance sheet gives effect to the acquisition as if it had occurred at September 30, 2014. The unaudited condensed consolidated pro forma balance sheet is for illustrative purposes only and has been prepared by Validus' management, after discussion with Western World's management, and is based on Validus' historical consolidated financial statements and Western World's historical consolidated financial statements.
        This unaudited condensed consolidated pro forma balance sheet is prepared in conformity with accounting principles generally accepted in the United States of America ("US GAAP") and has been prepared using the following information:

(a)	Unaudited historical consolidated financial statements of Validus as of September 30, 2014;

(b)	Unaudited consolidated financial statements of Western World as of September 30, 2014; and

(c)	Such other known supplementary information as considered necessary to reflect the acquisition in the unaudited condensed consolidated pro forma financial information.
        The pro forma adjustments reflecting the acquisition under the acquisition method of accounting are based on certain estimates and assumptions. Validus' management believes that its assumptions provide a reasonable basis for presenting all of the significant effects of the transactions contemplated based on information available to Validus at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited condensed consolidated pro forma financial information.
        The unaudited condensed consolidated pro forma balance sheet does not include any financial benefits, revenue enhancements or operating expense efficiencies arising from the acquisition.
        Estimated costs of the transaction have been reflected in the unaudited condensed consolidated pro forma balance sheet.
        The unaudited condensed consolidated pro forma balance sheet is not intended to reflect the results of operations or the financial position that would have resulted had the acquisition been effected on the dates indicated and if the companies had been managed as one entity. The unaudited condensed consolidated pro forma balance sheet should be read in conjunction with the Validus Form 10-Q and the Validus Form 10-K, as filed with the SEC.

2.     Purchase Adjustments
        Pursuant to the Stock Purchase Agreement, Validus paid consideration of $692,305 to Western World shareholders to acquire all of the outstanding shares of Western World’s capital stock.

Preliminary Allocation of Purchase Price (in thousands)

Total purchase price (A)	$692,305
Western World shareholders' equity	435,487
Pro forma adjustments	56,259
Estimated fair value of tangible net assets acquired (B)	491,746
Excess of total purchase price above estimated fair value of tangible net assets acquired (A-B)	$200,559

(a)
The unaudited condensed consolidated pro forma balance sheet has been prepared by Validus' management, after discussion with Western World's management, and are based on Validus' historical consolidated financial statements and Western World's historical consolidated financial statements. Following the adjustments in notes 2(b), 2(e), 2(f), 2(g), 2(h) and 2(i), the adjusted carrying value of assets and liabilities in Western World’s financial statements are considered to be a proxy for fair value of those assets and liabilities.

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(b)	Goodwill of $175,504, intangible assets of $25,055 and a corresponding deferred tax liability of $8,769 was recognized in connection with the purchase of Western World.

	Life	Amount	Deferred Tax Liability	Amortization Period
Goodwill	Indefinite	$175,504	—	Not applicable
Intangible asset
State licenses	Indefinite	$12,325	$4,314	Not applicable
Brand name	Definite	5,756	2,014	10 years
Distribution network	Definite	4,651	1,628	10 years
Technology	Definite	2,323	813	5 years
		$25,055	$8,769
Anticipated future amortization expense related to the definite life intangible assets is as follows:

Quarter ending December 31, 2014	$376
Each year ending December 31, 2015 to 2018	1,505
Year ending December 31, 2019	1,389
Each year ending December 31, 2020 to 2023	1,041
Year ending December 31, 2024	781

Total to be amortized	$12,730

(c)
Using its own funds, Validus paid consideration of $692,305, and it is expected that additional transaction costs currently estimated at $4,618 will be incurred by Validus. An adjustment of $4,618 was made to accounts payable and accrued expenses, and a corresponding decrease was made to retained earnings at September 30, 2014 to reflect these transaction costs.

(d)
Elimination of Western World ordinary shares of common stock of $907, treasury shares of $14,539, additional paid-in capital of $13,658, accumulated other comprehensive loss of $2,640 and retained earnings of $438,101.

(e)
A reduction in net reserves of $132,893 was required to harmonize Western World's reserves with Validus. This reduction in net loss reserves also led to a reduction in loss sensitive accruals of $5,890.

An adjustment of $15,586 was added to reflect the fair value of the net reserves. This adjustment is expected to be amortized to income through a reduction in loss expense of $4,607 in the fourth quarter of 2014 and $10,979 in 2015.

	Loss Reserves Recoverable	Reserve for Losses and Loss Expenses	Accounts Payable and Accrued Expenses
Reserve adjustments	$(17,245)	$(150,138)	$(5,890)
Fair value adjustment	—	15,586	—
Total adjustment	$(17,245)	$(134,552)	$(5,890)

(f)
In conjunction with the acquisition, deferred acquisition costs of $34,736 were written off to reflect fair value. These deferred acquisition costs would otherwise have been expensed in the amounts of $12,914 in the fourth quarter of 2014 and $21,822 in 2015.

(g)
Western World previously classified fixed maturities as either held-to-maturity or available-for-sale, with held-to-maturity securities carried at amortized cost as Western World had the positive intent and ability to hold each of these securities to maturity. At September 30, 2014, an adjustment of $28,263 was recorded to reflect the fair value of these investments. This adjustment is expected to be amortized through net investment income with $3,300 in the fourth quarter of 2014 and the remainder in 2015 and 2016.

(h)
Following a review of Western World's books and records and discussion with Western World's management, it was determined that an additional payable of $16,435 should be recognized to reflect the estimated costs of the change in control. An increase in additional paid in capital of $3,679 was also made to reflect these costs.

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(i)	The following adjustments were made to deferred tax asset and deferred tax liability:

	Deferred Tax Asset	Deferred Tax Liability
Reclassify Western World deferred tax asset to deferred tax liability	$(36,384)	$(36,384)
Deferred tax on intangible assets (note 2(b))	—	8,769
Deferred tax on loss reserve adjustments (note 2(e))	—	48,574
Deferred tax on loss reserve fair value adjustment (note 2(e))	—	(5,455)
Deferred tax on write-off of deferred acquisition costs (note 2(f))	—	(12,157)
Deferred tax on fair market value adjustment to investments (note 2(g))	—	9,892
Deferred tax on change in control costs (note 2(h))	—	(5,593)
Total adjustment	$(36,384)	$7,646

(j)
Western World's other investments includes $8,127 of investment in a limited partnership, Aquiline Financial Services Fund II L.P. This balance has been reallocated to investment in affiliates to conform to Validus' accounting.

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3.     Book Value per Share
        Validus calculates book value per diluted share using the "as-if-converted" method, where all proceeds received upon exercise of warrants and stock options would be retained by Validus and the resulting common shares from exercise remain outstanding.
        In presenting the pro forma results, management has included the measures of book value per diluted common share and tangible book value per diluted common share which are not calculated under standards or rules that comprise US GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those determined in accordance with US GAAP. A reconciliation of book value per diluted common share and tangible book value per diluted common share to book value per common share, the most comparable US GAAP financial measure, adjusted for the acquisition as of September 30, 2014, is presented below:

	Historical Validus Holdings, Ltd.	Pro Forma Consolidated
Book value per common share calculation
Total shareholders' equity available to Validus	$3,702,410	$3,697,792
Shares	89,112,271	89,112,271
Book value per common share	$41.55	$41.50

Book value per diluted common share calculation
Total shareholders' equity available to Validus	$3,702,410	$3,697,792
Assumed exercise of outstanding warrants	$90,950	$90,950
Assumed exercise of outstanding stock options	$26,340	$26,340
Unvested restricted shares	—	—
	$3,819,700	$3,815,082
Shares	89,112,271	89,112,271
Warrants	5,174,114	5,174,114
Stock options	1,439,328	1,439,328
Unvested restricted shares	2,980,333	2,980,333
	98,706,046	98,706,046
Book value per diluted common share	$38.70	$38.65

Tangible book value per diluted common share calculation
Total shareholders' equity available to Validus	$3,702,410	$3,697,792
Less intangible assets	$(103,287)	$(128,342)
Less Goodwill	$(20,393)	$(195,897)
Assumed exercise of outstanding warrants	$90,950	$90,950
Assumed exercise of outstanding stock options	$26,340	$26,340
Unvested restricted shares	—	—
	$3,696,020	$3,490,843
Shares	89,112,271	89,112,271
Warrants	5,174,114	5,174,114
Stock options	1,439,328	1,439,328
Unvested restricted shares	2,980,333	2,980,333
	98,706,046	98,706,046
Tangible book value per diluted common share	$37.44	$35.37

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4.     Capitalization
        The following table sets forth the computation of debt to total capitalization and debt (excluding debentures payable) to total capitalization at September 30, 2014, adjusted for the acquisition:

	Historical Validus Holdings, Ltd.	Pro Forma Consolidated
Total debt
Senior notes payable	$247,279	$247,279
Debentures payable	539,953	539,953
Total debt	$787,232	$787,232
Total capitalization
Redeemable noncontrolling interest	$70,473	$70,473
Ordinary shares, capital and surplus available to Validus	3,705,148	3,700,530
Accumulated other comprehensive (loss)	(2,738)	(2,738)
Noncontrolling interest	522,287	522,287
Total shareholders' equity	4,224,697	4,220,079
Total capitalization	$5,082,402	$5,077,784

Total debt to total capitalization	15.5%	15.5%
Debt (excluding debentures payable) to total capitalization	4.9%	4.9%

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